AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT

BETWEEN MARIJUANA COMPANY OF AMERICA, INC. &

BOUGAINVILLE VENTURES, INC.

This first Amendment to the Joint Venture Agreement (“Amendment”) between Marijuana Company of America, Inc. (“MCOA”) and Bougainville Ventures, Inc. (BV”) is made and entered into and effective as of November 6, 2017.

RECITALS

WHEREAS, on March 16, 2017, Marijuana Company of America, Inc. (“MCOA”) and Bougainville Ventures, Inc. (“BV”) (collectively, the “Parties”), entered into a Joint Venture Agreement (“Agreement”). Section 12.9 of the Agreement provided that, in order to affect a modification or amendment of the Agreement, a signed writing must be executed by both Parties;

WHEREAS, the Agreement provided an obligation on the part of MCOA to raise funds for the Joint Venture Project in the amount of not less than one million dollars ($1,000,000) USD (the “MCOA Background Property”);

WHEREAS, to date, MCOA raised three hundred and seventy-five thousand dollars ($375,000) comprising the MCOA Background Property under the Agreement;

WHEREAS, the Parties deem it to be in their mutual best interests to amend the Agreement as follows, leaving the remainder of the Agreement unchanged and in full force and effect.

Now, therefore, in consideration for the mutual promises and covenants contained herein, the sufficiency and value of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

Section 1. Amendment.

A.	All references to MCOA’s commitment to raise one million dollars ($1,000,000) USD as the MCOA Background Property and in the funding schedule, shall be stricken and replaced with eight hundred thousand dollars ($800,000) USD. Further, MCOA shall be obligated to issue to BV or its designees fifteen million (15,000,000) shares of its restricted common stock.

B.	The following shall be included in the definition of MCOA Background Property: MCOA shall also issue to BV or its designees, fifteen million (15,000,000) restricted common shares in MCOA.

C.	The amendment thus shall read:

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a.	“"MCOA Background Property" means (i) MCOA’s commitment to raise funds for the Joint Venture Project in the amount of not less than eight hundred thousand dollars ($800,000) USD based upon the Funding Schedule included as Schedule 5, and separately issue to BV or its designees, fifteen million (15,000,000) shares of MCOA restricted common stock, pursuant to an exemption from registration provided in Reg. D of the 1933 Securities and Exchange Act; and, (ii) Information controlled by MCOA that (a) was made, invented, developed, created, conceived, reduced to practice or have a filing date before the Effective Date and relate primarily to MCOA’S established brands and systems for the representation of Marijuana related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the Marijuana industry. MCOA’S Background Property is listed in Schedule 7 as it may be amended by the parties from time to time.”

Section 2. Miscellaneous.

A.	Defined Terms. Any capitalized terms not defined in this Amendment shall have the same meaning as used in the Agreement.

B.	Interpretation. The Parties acknowledge and agree that this Amendment shall not be construed or interpreted against any single party on the grounds of sole or primary authorship. The Parties acknowledge that they have had the opportunity to consult with, and receive legal, accounting and other advice by attorneys, accountants and other professionals of their choosing prior to entering into this Amendment.

C.	Counterparts. This Amendment may be executed in counter-parts and/or by facsimile or email, each of which shall be an original, but all of which shall together constitute one document.

D.	Conflict. In the event of a conflict between the Agreement and the terms of this Amendment, this Amendment shall control.

E.	Affirmation of Agreement. Except as otherwise set forth in the Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed on the date first written above.

BOUGAINVILLE VENTURES, INC.

By: _____________________________

Printed Name: ___________________________

Its: ____________________________________

MARIJUANA COMPANY OF AMERICA, INC.

By: _____________________________

Printed Name: DONALD STEINBERG

Its: President, Chief Executive Officer

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